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                                                                  EXECUTION COPY

                                    AGREEMENT

         AGREEMENT  by  and  between  WorldCom,   Inc.,  a  Georgia  corporation
("WorldCom"), and MFS Communications Company, Inc., a Delaware corporation ("MFS"), dated as of August 25, 1996.

                                    RECITALS

         A. On the date hereof, WorldCom, HIJ Corp., a wholly owned subsidiary of WorldCom and a Delaware corporation, and MFS entered into an Agreement and Plan of Merger (the "Merger Agreement").

         B. Section 7.4 of the Merger Agreement provides that in the event that the Merger Agreement is terminated under circumstances in which either WorldCom or MFS is entitled to a Termination Fee (as defined in the Merger Agreement), the party entitled to receive the Termination Fee (the "Terminating Party") shall be entitled to receive from the other party (the "Non-Terminating Party") certain services, on the terms and conditions described herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.  Services

         In the event the provisions of Section 7.4 of the Merger Agreement become applicable, the Non-Terminating Party agrees to provide communication services on the terms described herein to the Terminating Party at Transfer Cost (as defined below) for a period of 3 years. The commencement date of this three-year period shall be 180 days after the date on which the Merger Agreement is terminated.

         2.  Transfer Cost

         (a) For purposes of this Agreement, "Transfer Cost" shall consist of the total service long-run incremental cost ("TSLRIC") of providing a communications service, excluding: (1) any measure of costs of capital, common costs and profits; and (2) any retail related costs, such as sales, marketing, billing, collection (other than carrier-to-carrier billing and collection) and other costs associated with offering communications services directly to end users. TSLRIC shall be based upon the forward-looking economic costs of the total quantity of the facilities and functions that are directly attributable to, or reasonably identifiable as incremental to, the provision of the service. A reasonable allocation of shared costs of facilities directly attributable or incremental to the provision of a particular service may be included in TSLRIC. The TSLRIC shall be revised annually; and shall be computed, to the extent possible and

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         subject to the exclusions listed above, in a manner consistent with the
"Total Element Long-Run Incremental Cost" standard adopted by the FCC in 47 CFR ss. 51.505, or any successor cost standard implemented by the FCC.

         (b) The Non-Terminating Party will determine the Transfer Cost for each type of service being provided. Should the Terminating Party wish to dispute a Transfer Cost, it may propose a different Transfer Cost. The dispute will be resolved by a third party who shall select the Transfer Cost which such third party determines to be more consistent with the proper Transfer Cost as defined above.

         (c) The third party will be selected from the list in Exhibit A by alternate deletion, beginning with the disputing party, until three remain. Each remaining one shall be requested by the parties to submit a bid for compensation (to be paid in equal share by the parties) for making the determination. The lowest bidder shall be selected as arbitrator.

         3.  Definition of Services

         Services that are to be provided by WorldCom or MFS are defined as communication products sold by that party to an independent third party customer under an arms' length arrangement. These services include the transport and switching of telecommunications and data traffic, but do not include any ancillary or value-added services such as facilities management.

         4.  Value of Services

         The Non-Terminating Party shall provide up to $300,000,000 in services over a 3-year period, with a maximum annual service commitment of $150,000,000. Due to the scope of services requested, the Terminating Party shall provide to the Non-Terminating Party a 6-month rolling forecast of requirements. For the first 12 months of this Agreement, the Non-Terminating Party shall not be obligated to install more than $500,000 of gross incremental service per month. For the remaining term of this Agreement, the Non-Terminating Party shall not be obligated to install more than $1,000,000 in gross incremental service per month.

         5.  Capacity

         The Non-Terminating Party will make available to the Terminating Party up to 1/3 of all available capacity in its switches and networks. Where sufficient capacity does not exist to satisfy the Terminating Party's requirements, the Non-Terminating Party shall commence a good faith effort to construct the additional capacity in a timely manner. The Non-Terminating Party must undertake such capacity construction where the requested capacity is in a market or route in which the Non-

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         Terminating  Party  normally  operates and the capacity is for services offered by the Non-Terminating Party to third parties. If capacity construction is required, the Non-Terminating Party can construct as much or as little capacity as it sees fit to satisfy the request. Therefore, for this new construction, the limit of 1/3 available capacity will not govern. For purposes of this Agreement, available capacity shall be determined after taking into account constraints placed on the delivering party by underlying service or network suppliers. If as a result of capacity constraints, the Non-Terminating Party is not able to deliver at least 75% of its requested installation amount for the first 2 years (subject to the limitations in "Value of Services" above), the Non-Terminating Party will extend the term of its obligation hereunder by 1 year.

          6.  Quality of Service

         The quality of services provided by the Non-Terminating Party shall generally meet standards and shall not be of materially lower quality than the service provided to third parties purchasing similar services during the same period of time. Should the Non-Terminating Party fail to deliver services that meet such quality standards other than by reason of causes beyond the reasonable control of the Non-Terminating Party, the Terminating Party shall be entitled to service credits equal to 1/96th of a day's bill for each 15 minutes of interrupted service. This service credit will be calculated on a circuit-by-circuit basis. The sum of service credits cannot exceed 24 hours in any one day, nor more than 30 days in any one calendar month. Alternatively, if the overall quality of service provided in aggregate for one month is materially less than the aggregate quality of service provided by the Non-Terminating Party to its third party customers purchasing similar services for that same month other than by reason of causes beyond the reasonable control of the
Non-Terminating Party, the Non-Terminating Party will be liable to the Terminating Party for liquidated damages equal to the value of 1/2 times the total bill for the month for any service with materially substandard quality.

         7.  Service Term

         All services turned up shall be on a circuit by circuit basis. Circuit installation and disconnect charges shall be calculated according to the Transfer Cost definition above. Should the Terminating Party cancel service prior to one year, the Terminating Party will be liable for any reasonable termination charges resulting from the cancellation.

         8.  Termination

         At the end of the 3-year term, service rates will be negotiated between the parties. Should the parties not be able to reach agreement on a new contract covering these services, in

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         order to effect an orderly transition of service,  the  Non-Terminating
Party will be obligated to support all existing services for a period up to 18 months from the termination date at rates equal to those in effect at the time for other customers purchasing similar types and quantities of services.

         9.  Miscellaneous

         (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement or the Merger Agreement.

         (b) This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by MFS and WorldCom.

         (c) This Agreement will be binding upon the parties' permitted assigns. This Agreement may not be assigned by the Terminating Party, whether by operation of law or otherwise, without the prior written consent of the Non-Terminating Party.

         (d) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         (e) This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

         (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.



                                     MFS COMMUNICATIONS COMPANY, INC.



                                     By: /s/ James Q. Crowe
                                     Name:        James Q. Crowe
                                     Title:       Chairman of the Board and
                                                  Chief Executive Officer



                                     WORLDCOM, INC.



                                     By: /s/ Bernard J. Ebbers
                                     Name:        Bernard J. Ebbers
                                     Title:       President and
                                                  Chief Executive Officer



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                                    EXHIBIT A


                                 Arthur Andersen
                                Coopers & Lybrand
                                Deloitte & Touche
                                  Ernst & Young
                                KPMG Peat Marwick
                                Price Waterhouse